UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 30, 2024

SIRIUSPOINT LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-36052	98-1599372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Point Building

3 Waterloo Lane

Pembroke HM 08, Bermuda

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: +1 441 542-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Shares, $0.10 par value	SPNT	New York Stock Exchange
8.00% Resettable Fixed Rate Preference Shares, Series B, $0.10 par value, $25.00 liquidation preference per share	SPNT PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On December 30, 2024, SiriusPoint Ltd. (“SiriusPoint”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with CM Bermuda Limited (the “Seller”). The Securities Purchase Agreement provides that, subject to the satisfaction or waiver of certain customary conditions set forth therein, SiriusPoint will repurchase all common shares of SiriusPoint, par value $0.10 per share held by the Seller (the “Common Shares”), and all warrants to purchase Common Shares held by the Seller (the “Warrants” and, together with the Common Shares, the “Securities”).

Upon the terms and subject to the conditions in the Securities Purchase Agreement, SiriusPoint will repurchase (i) 20,991,337 Warrants at $3.56 per warrant (the “Warrant Purchase”) and (ii) 45,720,732 Common Shares at $14.25 per Common Share (together with the Warrant Purchase, the “Purchase”). The aggregate amount payable by SiriusPoint under the Securities Purchase Agreement will be approximately $733.0 million, including certain costs and expenses. Following the closing of the Purchase, the Seller will have no remaining ownership interest in SiriusPoint. The Common Shares will be purchased into treasury and the Warrants will be cancelled at the closing of the Purchase. The Securities Purchase Agreement contains customary representations, warranties and covenants of the parties. Consummation of the Purchase is subject only to the representations and warranties of each party being true and correct as of the closing date.

The closing of the Purchase is expected to be completed on or before February 28, 2025. The Securities Purchase Agreement contemplates that payment thereunder be made in two tranches. The first payment of $250.0 million was made concurrently with the execution of the Securities Purchase Agreement. At the closing of the Purchase, SiriusPoint will pay an additional $483.0 million to the Seller.

Under the terms of the Securities Purchase Agreement, SiriusPoint will acquire all Securities at the closing. SiriusPoint has placed, and the Seller has consented to, a stop transfer order on all of the Securities during the pendency of the transaction. The Seller has also placed executed transfer delivery instructions and lien releases in respect of the Securities into escrow. In addition, the Securities Purchase Agreement provides that, prior to closing, in the event that the board of directors of SiriusPoint (the “Board”) has made a good faith determination that the Seller or China Construction Bank Corporation (“CCB”) (i) has transferred any Securities to anyone other than SiriusPoint, (ii) has instructed, or sought to cause the transfer of, any Securities to anyone other than SiriusPoint or (iii) has authorized or directed any lien to be placed on any of the Securities that would not be released by the terms of the escrowed lien releases or automatically upon consummation of the Purchase without any additional action of the Seller or SiriusPoint (any of the foregoing an “Impermissible Transfer Event”), SiriusPoint can unilaterally direct the transfer of 17,070,147 Common Shares (the “Covered Securities”) to its treasury. The Seller and CCB have agreed to pay SiriusPoint an aggregate of $250.0 million under certain circumstances where an Impermissible Transfer Event has occurred and the Securities Purchase Agreement is subsequently terminated. If the conditions to closing of the Purchase are satisfied and SiriusPoint fails to make the second $483.0 million payment to the Seller by February 28, 2025, the Securities Purchase Agreement may be terminated by the Seller and SiriusPoint will forfeit (A) the $250.0 million paid to the Seller on the date hereof and (B) the right to acquire any of the Securities (and, if applicable, must return any Covered Securities that have been acquired by SiriusPoint).

In connection with the transactions contemplated by the Securities Purchase Agreement, the parties have agreed that, effective and contingent upon the closing of the Purchase: (i) Meng Tee Saw will resign from the Board and each committee of the Board of which he is a member; and (ii) SiriusPoint and the Seller will terminate that certain Investor Rights Agreement, dated as of February 26, 2021, by and between SiriusPoint and the Seller (the “IRA”). The Seller has similarly placed an executed resignation letter and IRA termination agreement into escrow. Via the termination of the IRA, the Seller will no longer have observer rights on the Board.

For more information on the Seller’s and its affiliate, CMIG International Holding Pte. Ltd.’s relationship to SiriusPoint, please refer to SiriusPoint’s Definitive Proxy Statement filed on April 9, 2024.

The above description of the Securities Purchase Agreement is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, a copy of which is expected to be filed as an exhibit to SiriusPoint’s Annual Report on Form 10-K for the year ended December 31, 2024.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with transactions contemplated by the Securities Purchase Agreement, Meng Tee Saw notified the Board of his resignation from the Board and each committee of the Board on which he is a member effective and contingent upon the closing. The resignation was not the result of any disagreement with SiriusPoint on any matter relating to its operations, policies or practices. If the closing does not occur, Meng Tee Saw’s resignation will not be effective and he will remain on the Board.

Item 8.01	Other Events.

On December 30, 2024, SiriusPoint issued a press release that included the announcement of the transactions contemplated by the Securities Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Forward-Looking Statements

We make statements in this Current Report that are forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include, but are not limited to, the impact of general economic conditions and conditions affecting the insurance and reinsurance industry; the adequacy of our reserves; fluctuation in the results of operations; pandemic or other catastrophic event; uncertainty of success in investing in early-stage companies, such as the risk of loss of an initial investment, highly variable returns on investments, delay in receiving return on investment and difficulty in liquidating the investment; our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market and investment income fluctuations; trends in insured and paid losses; regulatory and legal uncertainties; and other risk factors described in SiriusPoint’s Annual Report on Form 10-K for the period ended December 31, 2023. Additionally, the transactions contemplated by the Securities Purchase Agreement are subject to risks and uncertainties and factors that could cause SiriusPoint’s actual results to differ from those statements herein including, but not limited to: that SiriusPoint may be unable to complete the proposed transactions because, among other reasons, conditions to the closing of the proposed transactions are not be satisfied or waived; the occurrence of any event, change or other circumstance that could give rise to the termination of the Securities Purchase Agreement; one or more third parties could seek to acquire the Common Shares or Warrants owned by the Seller prior to the closing of the Purchase; obligations or capital requirements of our subsidiaries could delay or impair SiriusPoint’s access to available sources of liquidity and ability to fund the second payment; and the outcome of any legal proceedings to the extent initiated against SiriusPoint or others following the announcement of the proposed transaction, as well as SiriusPoint’s response to any of the aforementioned factors.

Except as required by applicable law or regulation, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events, or other circumstances after the date of this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated December 30, 2024, issued by SiriusPoint Ltd. announcing the Purchase

99.2	SiriusPoint Ltd. Presentation to Investors, dated December 30, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2024

/s/ Linda Lin
Name:	Linda Lin
Title:	Chief Legal Officer

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